UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2019

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	001-10986	11-2148932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value	MSON	The Nasdaq Global Market

Item 8.01.	Other Events.

On June 20, 2019, Misonix, Inc. (“Misonix”) issued a press release announcing that it had received a letter from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) on June 18, 2019, stating that the SEC has concluded its investigation of Misonix and that, based on the information it has as of the date of the letter, it does not intend to recommend an enforcement action by the SEC against Misonix with respect to the matters described below.

As previously disclosed, with the assistance of outside counsel, Misonix conducted a voluntary investigation into the business practices of the independent Chinese entity that previously distributed Misonix’s products in China and Misonix’s knowledge of those business practices, which may have had implications under the U.S. Foreign Corrupt Practices Act, as well as into various internal controls issues identified during the investigation. On September 27, 2016 and September 28, 2016, Misonix voluntarily contacted the SEC and the Department of Justice, respectively, to advise both agencies of these potential issues and has fully cooperated with those agencies in their subsequent inquiry and investigation relating to these matters.

On June 20, 2019, Misonix, Inc. issued a press release announcing that the SEC has concluded its investigation of Misonix, as described herein.

This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 20, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019	Misonix, Inc.

	By:	/s/ Stavros Vizirgianakis
Stavros Vizirgianakis President and Chief Financial Officer

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